SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 9, 2000

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY
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              (Exact name of registrant as specified in its charter

  Rhode Island                      0-16704                  05-0344399
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 (State of incorporation         (Commission                (IRS Employer Iden-
  or organization)                File Number)                tification No.)

  75 Hammond Street, Worcester, Massachusetts                             01610
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  (address of principal executive offices)                           (Zip Code)

  Registrant's telephone number:  508-755-4000
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.   Other Events
          ------------

  By press release dated June 8, 2000 the Registrant announced to the general public the commencement of construction of a 12 mile right-of-way bringing freight service into Hartford, Connecticut.

  A description of the foregoing is contained in the press release referred to above, a copy of which is attached hereto as Exhibit 20 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

  The following exhibit is filed with this report:

  Exhibit 20 - Press Release dated June 8, 2000

                                    Signature

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                    Providence and Worcester
                                      Railroad Company


                                    By: /s/ Robert J. Easton
                                        --------------------
                                    Robert J. Easton, Treasurer
                                    (Principal financial officer and
                                    Principal accounting officer)

Date: June 9, 2000

                                                           Exhibit 20
                                                           ----------

Contact: Deborah E. Sedares

75   Hammond Street
Worcester, MA  01610

Phone  (508) 755-4000, ext. 365
Fax    (508) 795-0748


Press Release

                                                  June 8, 2000

                    Providence and Worcester Railroad Company
         Announces Commencement of Construction of a 12 Mile Right-of-way
            Bringing Rail Freight Service into Hartford, Connecticut


     Worcester, MA., June 8, 2000, Providence and Worcester Railroad Company (AMEX: PWX) today announced the commencement of building activities along a right-of-way connecting its existing rail freight operations to Hartford, Connecticut. The $1.8 million project involves construction of approximately 12 miles of track.

     The right-of-way extends existing rail freight service in Middletown, Connecticut through the towns of Portland, Cromwell, Rocky Hill and Wethersfield to a terminus in Hartford where the line will allow for connections with other freight railroads. The extension of the rail right-of-way will afford P&W the opportunity to service the Greater Hartford market, particularly in the movement of forest products (such as lumber and paper), metals and food stuffs (such as grain and corn syrup).

     Construction of the line is expected to be completed by July 1, 2001. Rail freight service on this line will commence thereafter. The project is being undertaken pursuant to an agreement with the State of Connecticut Department of Transportation and the Company.

     The Company is a regional freight railroad operating in the states of Massachusetts, Rhode Island, Connecticut and New York. The Company transports a wide variety of commodities, including construction aggregate, iron and steel products, chemicals, lumber, scrap metals, plastic resins, cement, processed foods and edible food stuffs, such as frozen foods, corn syrup and animal and vegetable oils. By agreement with a private operator, the Company also operates two approved customs intermodal yards in Worcester, MA, primarily for the movement of container traffic from the Far East destined for points in New England.

-----------------
This release contains "forward-looking statements" within the meaning of section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements represent the Company's present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic condition, and changing competition which could cause actual results to differ materially from those indicated herein. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission.

Contact Person:  P&W: Deborah E. Sedares
                      (508) 755-4000 (x365)